TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                                 AND SUBSIDIARIES

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
                                                                    EXHIBIT II
                                                                    ----------

               COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
               ----------------------------------------------------

                                              Six Months Ended               Three Months Ended
                                                   April 30,                      April 30,
                                            2 0 0 2         2 0 0 1        2 0 0 2         2 0 0 1
Basic and diluted earnings:
  Net (loss) income                     $(2,694,749)     $  (474,999)    $(2,198,240)    $    169,044

Shares:
  Weighted common shares outstanding      2,579,869        2,559,453       2,594,453        2,559,453
                                        -----------      -----------     -----------     ------------

Basic and diluted earnings
 per common share                       $     (1.04)     $      (.19)    $      (.85)    $        .07
                                        ===========      ===========     ===========     ============


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